Exhibit 10.63

                      MEMORANDUM OF UNDERSTANDING REGARDING
                    ORGANIZATION OF A UNIFIED POWER PROVIDER

This memorandum of understanding ("MOU") is entered into by and among the parties executing this MOU as of the date or dates set forth below.

                                    Recitals
                                    --------

Each signatory to this memorandum (a "Participant") is an instrumentality of the State of Alaska or a public utility engaged in the business of providing electric power and energy to the consumers within its respective certificated service area in and along the interconnected electric transmission grid within the region of the Alaska Railbelt.

Each Participant either now engages in or anticipates that it will in the future engage in planning for and acquiring electric generation resources.

The Participants recognize the value to the reliable and cost-effective delivery of power planning and operating generation and transmission resources as a unified system.

The Alaska Energy Policy Task Force report in 2004 recommended the creation of an organization to address and manage the energy issues of the Railbelt region.

The Participants wish to explore the creation of an entity, governed by a board comprised of representation from each participating utility and potentially representation by the State of Alaska... The entity will be organized for the purpose of providing for the unified generation and transmission needs in the Alaska Railbelt. The organization is hereinafter referred to as a "Unified Power Provider" or "UPP".

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the parties agree as follows:

      1. Commitment to Process. Each Participant will commit to participate in good faith to a process (1) designing in concept a Unified Power Provider; (2) exploring the costs and benefits to the Railbelt electrical consumers of creating a UPP; and (3) assuming a UPP is shown to be the best alternative for delivering generation and transmission services, organizing and funding the organization, including the development of a transition plan (assuming a January 1, 2010 start-up).

Memorandum of Understanding       Page 1 of 3

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      2.    Non-exclusivity. By committing to the process described in Paragraph
            1, a Participant is not precluded from proceeding to develop other power supply alternatives, including, but not limited to, project agreements for construction of generation and transmission assets or power sales agreements.

      3. Governance. The process described in paragraph 1 will address, among other issues, governance of the UPP and the participation rights of the Participants.

      4. Timing. Time is of the essence. The parties pledge to work expeditiously toward completing the tasks outlined in paragraph 1.

      5. Costs. Each Participant will actively work in conjunction with Alaska Energy Authority's (AEA's) Railbelt Electric Grid Authority
            (REGA) Study supporting AEA in the analysis of a UPP. The costs of any third party retained by AEA to perform work hereunder shall be paid by AEA, or in accordance with a written agreement among the Participants.

      6. Integration. This MOU sets out the entire agreement between the parties, and all representations made by or on behalf of either party are void unless contained in this MOU. The provisions of this MOU shall inure to the benefit of and be binding upon the parties to this MOU and their respective successors and assigns. Although the parties intend to pursue the courses of action as set forth in the recital to this MOU, neither party shall be contractually obligated to the other, except as and to the extent the obligation is evidenced by a written agreement.

      7. Assignment. No party shall assign this MOU without the written agreement from the other parties. Any assignment in violation of this provision shall be void.

      8. Applicable Law. This MOU shall be governed by and construed in accordance with the laws of the State of Alaska.

      9. Term. This MOU will terminate on January 1, 2010, unless sooner terminated by written agreement of the parties or the execution of a more definitive agreement relating to the subject matter of this MOU.

IN WITNESS WHEREOF, the parties hereto have caused this MOU to be duly executed as of the date or dates set forth below.

Memorandum of Understanding       Page 2 of 3

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Dated: 2/28/08              CHUGACH ELECTRIC ASSOCIATION, INC.
       -------
                            By: /s/ Bradley W. Evans
                                    ----------------
                                    Bradley W. Evans
                                    As its Acting Chief Executive Officer

Dated: 2/28/08              HOMER ELECTRIC ASSOCIATION, INC.
       -------
                            By: /s/ Bradley P. Janorschke
                                    ----------------------
                                    Bradley P. Janorschke
                                    As its General Manager

Dated: March 12, 2008       GOLDEN VALLEY ELECTRIC ASSOCIATION
       --------------
                            By: /s/ Brian Newton
                                    ------------
                                    Brian Newton
                                    As its President and Chief Executive Officer

Dated: 4/14/08              CITY OF SEWARD LIGHT 7POWER
       -------              DIVISION

                            By: /s/ Tim Barnum
                                    ----------
                                    Tim Barnum
                                    As its Utility Manager

Memorandum of Understanding       Page 3 of 3